UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2017

JOBLOCATIONMAP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36604	46-0745348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Michigan Avenue, #600, Chicago IL	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 236-8132

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

As previously disclosed on Form 8-K, on October 2, 2017, Joblocationmap Inc. (the “Company”) completed a share exchange transaction (the “Reverse Merger”) in which the Company issued shares of its common stock to the stockholders of Bio Health Products Inc. (“BHP”), in exchange for all of the issued and outstanding shares of common stock of BHP. As a result of the Reverse Merger, BHP became the Company’s wholly owned operating subsidiary. At the time of the Reverse Merger, Michael Gillespie & Associates, PLLC (“Gillespie”) was the Company’s independent registered public accounting firm of record and BF Borgers CPA PC, Certified Public Accountants (“Borgers”) was BHP’s independent registered public accounting firm of record.

Pursuant to Section 12230.1 of the Securities and Exchange Commission Financial Reporting Manual, unless the same accountant reported on the most recent financial statements of both the registrant and the accounting acquirer, a reverse acquisition always results in a change in accountants.

(a) Previous independent registered public accounting firm

In connection with the Reverse Merger, on November 30, 2017, the Company’s Board of Directors approved the dismissal of Gillespie as the Company’s independent registered public accounting firm and the engagement of Borgers as the Company’s independent public accounting firm.

Gillespie has not provided our company with an audit report, however, none of our previous audit reports, in particular the audit reports for the fiscal years ended December 31, 2016 and December 31, 2015, contained any adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal years ended December 31, 2016 and December 31, 2015.

From May 8, 2017 to November 30, 2017, there were no disagreements (as defined in Item 304 of Regulation S-K) with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gillespie would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the period of May 8, 2017 to November 30, 2017, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Gillespie has advised us that they were unable to satisfy themselves as to the sufficiency of audit evidence obtained related to debt.

We provided Gillespie, with a copy of this disclosure before its filing with the SEC. We requested that Gillespie, provide us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of the letter provided from Gillespie is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On November 30, 2017 we engaged Borgers as our principal accountant to audit our financial statements as successor to Gillespie. During our two most recent fiscal years or subsequent interim periods, we have not consulted with Borgers regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Borgers provide advice to our company, either written or oral, that was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or subsequent interim period, we have not consulted Borgers on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Michael Gillespie & Associates, PLLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOBLOCATIONMAP INC.

/s/ Liang Chen
Liang Chen
Chief Executive Officer

Date: December 4, 2017

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